PRICING SUPPLEMENT NO. 15                                         Rule 424(b)(3)
DATED:  March 27, 2002                                        File No. 333-76894
(To Prospectus dated January 25, 2002,
and Prospectus Supplement dated January 25, 2002)

                                 $10,006,693,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B

Principal Amount: $25,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 4/2/2002   Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 4/2/2004         CUSIP#: 073928WV1

Option to Extend Maturity:      No       [x]
                                Yes      [ ]     Final Maturity Date:

                                         Optional           Optional
                     Redemption          Repayment          Repayment
Redeemable On         Price(s)            Date(s)           Price(s)
-------------      --------------      -------------       -----------
     N/A                 N/A                N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate:  N/A

[ ]     Commercial Paper Rate                Minimum Interest Rate:  N/A

[ ]     Federal Funds Effective Rate

[x]     Federal Funds Open Rate              Interest Reset Date(s):  Daily

[ ]     Treasury Rate                        Interest Reset Period:  Daily

[ ]     LIBOR Reuters                        Interest Payment Date(s):  *

[ ]     LIBOR Telerate

[ ]     Prime Rate

[ ]     CMT Rate

Initial Interest Rate:  2.15%                Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus):  + 0.40%

* On the 2nd of each July, October, January and April, including the maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.